Exhibit 99.1

PROXY CARD

Trailblazer Merger Corporation I

510 Madison Avenue, Suite 1401

New York, NY 10022

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TRAILBLAZER MERGER CORPORATION I

The undersigned appoints Arie Rabinowitz and Yosef Eichorn as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of Trailblazer Merger Corporation I common stock as of the record date of [ ] at the Special Meeting of Stockholders to be held on [ ], or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. Capitalized terms used herein but not defined herein have the meanings ascribed thereto in the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 7 BELOW.

Proposal 1. The Merger Proposal — to consider and vote on a proposal to adopt and approve the Merger Agreement, including the transactions contemplated thereby, including the Parent Merger and the Acquisition Merger. A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2. The Charter Amendment Proposal — to consider and vote on a proposal to adopt the proposed amended and restated certificate of incorporation of the Combined Company (the “Proposed Certificate of Incorporation”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex B.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3. The Governance Proposal — to consider and vote, on a non-binding advisory basis, on nine separate governance proposals relating to the following provisions in the Proposed Certificate of Incorporation and the proposed amended and restated bylaws of the Combined Company (the “Proposed Bylaws”) in the form attached hereto as Annex C (collectively the “Governance Proposal”):

Proposal 3A — to change the name of Holdings to “Cyabra, Inc.”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3B — to increase the number of authorized shares of capital stock by 54,000,000 shares, to an aggregate of 160,000,000 shares, consisting of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3C — to remove provisions that relate to the operation of Trailblazer as a special purpose acquisition corporation prior to the consummation of its initial business combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3D — to amend the voting threshold for certain charter amendments;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3E — to amend the voting threshold for any bylaws amendments;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3F — to remove the liquidation provision and retain the default of perpetual existence under the DGCL;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3G — to provide that any action taken by stockholders must be effected at an annual or special meeting of the stockholders and shall not be taken by consent in lieu of a meeting;

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3H — to provide that directors may be removed from office at any time but only for cause; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3I — to provide that special meetings of the stockholders may only be called by the Combined Company Board, the Chairperson of the Combined Company Board, the Chief Executive Officer or President

Proposal 4. The First Nasdaq Proposal — to consider and vote on a proposal to approve, for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of Holdings Common Stock pursuant to the Merger Agreement in an amount greater than 20% of the number of outstanding shares of Trailblazer Common Stock before such issuance and the resulting change in control in connection with the Business Combination (the “First Nasdaq Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5. The Second Nasdaq Proposal — to consider and vote on a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635 (d), the issuance of the shares of Holdings Common Stock upon the conversion of the Holdings Series B Preferred Stock and the PIPE Warrants (as defined below) issued in connection with the PIPE Investment (as defined below) upon the consummation of the Business Combination in an amount greater than 20% of the number of outstanding shares of Trailblazer Common Stock before such issuance (the “Second Nasdaq Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6. The Incentive Plan Proposal — to consider and vote upon a proposal to approve and adopt the Cyabra, Inc. 2026 Omnibus Equity Incentive Plan (the “2026 Plan”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex D (the “Incentive Plan Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 7. The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates if more time is necessary to consummate the Business Combination for any reason (the “Adjournment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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